UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

KBR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Jefferson Street, Suite 3400 Houston, Texas		77002 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2020, KBR Wyle Services, LLC (“KBRwyle”), a Delaware limited liability company and a wholly owned subsidiary of KBR, Inc. (the “Company”), completed its previously announced acquisition (the “Acquisition”) of Centauri Platform Holdings, LLC, a Delaware limited liability company (“Centauri”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among KBRwyle, Astrid Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of KBRwyle (“Merger Sub”), Centauri and Centauri ACP Holdings, LLC, in its capacity as representative for the Equityholders (as defined in the Merger Agreement), Merger Sub merged with and into Centauri (the “Merger”), with Centauri continuing as the surviving company and a wholly-owned subsidiary of KBRwyle.

As previously reported, the aggregate consideration paid in the Merger by KBRwyle to the sole member of Centauri and equityholders of Centauri Holdings Parent, LLC, a Delaware limited liability company and direct subsidiary of Centauri (“CHP”), and holders of vested options of CHP, is approximately $827 million in cash, subject to certain post-closing working capital, net debt and other adjustments, if applicable, set forth in the Merger Agreement. The Company funded the aggregate consideration paid in the Merger using cash on hand, borrowings under its existing senior credit facility and the net proceeds from the offering of the Notes (as defined below).

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2020, and is incorporated by reference in this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2020, the Company closed its previously announced private offering to eligible purchasers of $250.0 million aggregate principal amount of 4.750% Senior Notes due 2028 (the “Notes”). The Company estimates that the net proceeds from the offering will be approximately $244.4 million, after deducting fees and estimated offering expenses. The Company used the net proceeds from this offering of Notes to finance a portion of the purchase price for the Acquisition and pay related fees and expenses.

The Notes were issued pursuant to an Indenture, dated September 30, 2020 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and Citibank, N.A., as trustee.

The Notes are the senior unsecured obligations of the Company and are fully and unconditionally guaranteed by each of the Company’s existing and future domestic subsidiaries that guarantee the Company’s obligations under its senior credit facility and certain other indebtedness. The Indenture limits the ability of the Company and its subsidiaries (subject to certain exceptions and qualifications) to incur additional indebtedness, guarantee indebtedness or issue disqualified stock or preferred stock; pay dividends on or make other distributions in respect of, or repurchase or redeem, its capital stock; prepay, redeem or repurchase subordinated indebtedness; make loans and investments; sell or otherwise dispose of assets; incur liens securing indebtedness; enter into transactions with affiliates; enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends to the Company or the Guarantors or make other intercompany transfers; consolidate, merge or sell all or substantially all of the Company’s or any Guarantor’s assets; and designate the Company’s subsidiaries as unrestricted subsidiaries.

At any time prior to September 30, 2023, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date, plus a specified “make-whole premium.” On or after September 30, 2023, the Company may redeem the Notes at its option, in whole at any time or in part from time to time at the redemption prices set forth in the Notes, plus accrued and unpaid interest, if any, to (but not including) the redemption date.

At any time prior to September 30, 2023, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 104.750% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to (but not including) the redemption date.

Upon the occurrence of certain events constituting a change of control, the Company may be required to make an offer to repurchase all of the Notes (unless otherwise redeemed) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase.

The Indenture contains customary events of default, which include (subject in certain cases to customary grace and cure periods) nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; certain events of bankruptcy or insolvency; failure to pay certain final judgments and failure of certain guarantees to be enforceable.

The foregoing summary description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the terms of the Indenture and the form of Notes included therein, copies of which are filed hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference in this Current Report on Form 8-K.

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On October 5, 2020, the Company issued a press release announcing the completion of the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01, including the press release incorporated herein by reference, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of August 17, 2020, by and among KBR Wyle Services, LLC, Astrid Merger Sub, LLC, Centauri Platform Holdings, LLC and Centauri ACP Holdings, LLC, in its capacity as representative for the Equityholders (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on August 19, 2020).

4.1	Indenture, dated September 30, 2020, by and among KBR, Inc., the guarantors party thereto and Citibank, N.A., as trustee.

4.2	Form of 4.750% Senior Notes due 2028 (included in Exhibit 4.1).

99.1	KBR, Inc. press release dated October 5, 2020, titled, “KBR Completes Centauri Acquisition, Strengthening Military Space and Intelligence Capabilities.”

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: October 5, 2020	/s/ Adam M. Kramer
Adam M. Kramer
Vice President, Public Law and Corporate Secretary